HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

THIRD QUARTER 2015 RESULTS

-  Comparable Portfolio RevPAR Growth of 6.9% -

-  Hotel EBITDA Growth of 10.5%  -

- Adjusted FFO per Share Increases 24.1% -

- Repurchases 1.8 Million Common Shares for $41.6 Million -

-  Accretive Acquisitions in Northern California -

Philadelphia, PA, October 28, 2015 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of upscale hotels in urban gateway markets, today announced results for the third quarter ended September 30, 2015.

Third Quarter 2015 Financial Results

Adjusted Funds from Operations (“AFFO”) in third quarter 2015 increased 17.7%, or $5.0 million, to $33.2 million, compared to $28.2 million in third quarter 2014.  The Company’s weighted average diluted common shares and units of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Units”) outstanding were approximately 49.9 million as of September  30, 2015, compared to approximately 51.9 million as of September  30, 2014.  AFFO per diluted common share and OP Unit was $0.67 in third quarter 2015,  compared to $0.54 per diluted common share and OP Unit reported in third quarter 2014.  An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO and Adjusted EBITDA, as well as reconciliations of those non-GAAP financial measures, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Hersha’s well-positioned and geographically diverse portfolio continued to outperform in each of its core markets, delivering third quarter RevPAR growth of 6.9%.  The Company’s carefully assembled Manhattan portfolio reported 4.2% RevPAR growth driven by continued focus on revenue management, outperforming the greater Manhattan market by 410 basis points, and representing the Company’s seventh consecutive quarter of outperformance in Manhattan.    We also outperformed in our high growth markets, delivering double-digit RevPAR growth in our Boston, Miami and California hotels.    Despite market volatility in August and September, we continue to see several years of strong fundamentals in our core markets, and are confident in the embedded earnings growth of our high quality portfolio.”

Mr. Shah continued, “During third quarter 2015, we continued to take advantage of market dislocation and repurchased $41.6 million of our common shares at a weighted average price of $23.69 per share.  Our Board also authorized an additional $100 million share repurchase program through year-end 2016, which we will utilize during times of market volatility, or when we believe our shares do not appropriately reflect their value.”

Third Quarter 2015 Operating Results

During third quarter 2015, revenue per available room (“RevPAR”) at the Company's 48 comparable hotels increased 6.9% to $174.27.  The Company’s average daily rate (“ADR”) for the comparable hotel portfolio increased 5.7% to $199.34, while occupancy increased 95 basis points to 87.4%. Hotel EBITDA margins for the comparable hotel portfolio increased 20 basis points to 38.9%.  Consolidated portfolio Hotel EBITDA increased 10.5%, or $4.6 million, to $48.2 million as operators benefitted from pricing power given strong occupancies across the Company’s six markets.

The Company’s best performing market during the third quarter was Philadelphia, which reported 15.6% RevPAR growth.  The Company’s Boston,  South Florida,  and West Coast portfolios reported 11.7%, 11.1% and 10.5% RevPAR growth, respectively.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 17 hotels as of September  30, 2015.  For third quarter 2015, the Company’s comparable New York City hotel portfolio (17 hotels) recorded a 4.7%  increase in RevPAR to $226.30, as ADR increased 2.4% to $236.03 and occupancy rose 206 basis points to 95.9%.

The Manhattan hotel portfolio consisted of 14 hotels as of September  30, 2015.  For third quarter 2015, the Company’s comparable Manhattan hotel portfolio (14 hotels) reported 4.2% RevPAR growth to $236.77 as ADR rose 2.1% to $246.63, while occupancy increased 190 basis points to 96.0%. The Company’s proactive focus on asset management and revenue management optimization strategies resulted in gross operating profit (“GOP”) margin growth of 100 basis points to 56.4%.  However, property tax increases at newly opened Manhattan hotels partially offset GOP margin growth in the Company’s comparable Manhattan portfolio.

Financing

As of September  30, 2015, the Company maintained significant financial flexibility with approximately $29.3 million of cash and cash equivalents,  and a fully undrawn $250 million revolving line of credit.  As of September  30, 2015,  57.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps.  The Company’s total consolidated debt had a weighted average interest rate of approximately 3.75% and a weighted average life-to-maturity of approximately 4.0 years assuming no extension options are exercised.

In August 2015, the Company closed on a new $300 million Senior Unsecured Term Loan. The new term loan, together with the Company’s $500 million senior unsecured credit facility, consisting of a $250 million revolving line of credit and a $250 million term loan, expands the Company’s senior unsecured borrowing capacity, subject to operating and borrowing base limitations, from $500 million to $800 million.    The term loan’s interest rate is based on a pricing grid with a range of 150 to 225 basis points over LIBOR, based on the Company’s leverage ratio, and matures in August 2020.

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At closing, $210 million was advanced to the Company as a single draw, with the Company subsequently drawing an additional $50 million. The remaining $40 million will be available to the Company on a delayed draw basis, subject to operating and borrowing base limitations, up to 360 days after the closing date in one or more advances. The Company expects to utilize the term loan to refinance existing indebtedness, as well as for general corporate purposes, potential acquisitions and capital expenditures.

Acquisitions

During third quarter 2015, the Company acquired the leasehold interest in the 94-room TownePlace Suites in Sunnyvale, CA (”TPS Sunnyvale”) for $27.7 million.  The TPS Sunnyvale is Hersha’s third extended stay hotel in Northern California, and marks the Company’s entry into the heart of Silicon Valley.  The acquisition was funded with cash on hand and with proceeds from the Company’s new $300 million term loan.

The Company has also signed a purchase and sale agreement for the 60-room Sanctuary Beach Resort (“the Sanctuary”) in Monterey, CA for $39.5 million.  The AAA 3‐Diamond Sanctuary Beach Resort is an hour from the San Jose International Airport and easily accessible from the demand drivers of Silicon Valley and the San Francisco Bay Area.  The resort sits on 13.2 fee simple beachfront acres, is comprised of 60 guest rooms and features 4,400 square feet of meeting space, a leased restaurant, pool and spa.

The combined purchase price of the TPS Sunnyvale and the Sanctuary equates to a 7.0% economic capitalization rate and a 14.2x EBITDA multiple for the trailing twelve months ended September 30, 2015.

The proposed purchase of the Sanctuary is expected to close in first quarter 2016, and is subject to a variety of closing conditions,  completion of due diligence and the receipt of lender consent. As a result, there can be no assurance that the Company will be able to consummate the acquisition on the schedule or on the terms described.

The Company has posted a presentation of supplemental information regarding the purchases of the TPS Sunnyvale and the Sanctuary on its website in the Investor Relations section under “Presentations”.

Share Repurchase Activity

To date in 2015, the Company has repurchased approximately 3.7 million common shares for an aggregate repurchase price of $91.8 million, representing approximately 7.5% of common shares outstanding as of December 31, 2014.

In October, the Company announced that its Board of Trustees authorized a new share repurchase program of up to $100 million of the Company’s outstanding common shares.  This new program will commence upon completion of the Company’s existing $100 million share repurchase program, of which approximately $8.2 million remains available for repurchases of the Company’s outstanding common shares through the end of 2015.  The Company expects to complete the new repurchase program prior to December 31, 2016, unless extended by the Board of Trustees.

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Dividends

Hersha paid a dividend of $0.50 per Series B Preferred Share and $0.4297 per Series C Preferred Share for the third quarter 2015.   The preferred share dividends were paid October 15, 2015 to holders of record as of October 1, 2015.

The Board of Trustees also declared quarterly cash dividends of $0.28 per Common Share and per OP Unit for the third quarter ending September 30, 2015. The common share dividend and the OP Unit distribution were paid on October 15, 2015 to holders of record as of September 30, 2015.

Net Income/Loss

Net income applicable to common shareholders was $10.6 million, or $0.22 per diluted common share, in the third quarter 2015 compared to net income applicable to common shareholders of $4.1 million, or $0.08 per diluted common share, in third quarter 2014.

2015 Outlook

The Company is maintaining its operating and financial expectations for 2015 for the Company’s consolidated and comparable portfolios.    These expectations build in the Company’s year to date performance, acquisitions and capital markets activity, and assume operating and economic fundamentals remain unchanged.  The updated expectations also assume no additional acquisitions, dispositions or capital market activities.  Based on management’s current outlook and assumptions, the Company’s 2015 operating expectations are as follows:

	2015 Outlook
($’s in millions except per share amounts(1))	Low	High
Net Income	$27.0	$31.0
Net Income per diluted share	$0.55	$0.63

Consolidated RevPAR Growth	6.5%	8.5%
Consolidated EBITDA Margin Growth	75 bps	125 bps

Comparable Property RevPAR Growth	5.5%	6.5%
Comparable Property EBITDA Margin Growth	50 bps	100 bps

Adjusted EBITDA	$178.0	$182.0

Adjusted FFO	$116.0	$120.0
Adjusted FFO per diluted share and unit	$2.28	$2.36

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Third Quarter 2015 Conference Call

The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Thursday, October 29, 2015.  A live webcast of the conference call will be available on the Company’s website at www.hersha.com.  The conference call can be accessed by dialing 1-888-466-4462 or 1-719-325-2472 for international participants.  A replay of the call will be available from 12:00 p.m. Eastern Time on Thursday, October 29, 2015, through 11:59 p.m. on Thursday, November 12, 2015. The replay can be accessed by dialing 1-877-870-5176 or 1-858-384-5517 for international participants.  The passcode for the call and the replay is 5385861.  A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets. The Company's 53 hotels totaling 8,508 rooms are located in New York, Boston, Philadelphia, Washington, DC, Miami and select markets on the West Coast. The Company's shares are traded on The New York Stock Exchange under the ticker “HT”.

Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements.

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These forward-looking statements may include statements related to, among other things: the Company’s 2015 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, Adjusted FFO, Adjusted FFO per weighted average common share and OP Unit outstanding, consolidated and comparable RevPAR growth and consolidated and comparable EBITDA margin growth, economic and other assumptions underlying the Company’s 2015 outlook regarding economic growth, labor markets, real estate values and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, leverage rate-driven revenue growth, return capital to its shareholders, whether in the form of increased dividends or otherwise, and to outperform, the ability of the Company’s hotels to achieve stabilized or projected revenue, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase margins, including hotel EBITDA margins, the expected increase in the net asset value of the hotels in the Company’s portfolio as a result of capital being invested by foreign or domestic investors or for any other reason, and the Company’s ability to achieve its forecasted stabilization rates. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements.  For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of October 28, 2015, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	September 30, 2015	December 31, 2014
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation, Including Consolidation of Variable Interest Entity Assets of $83,159 and $84,247	$1,790,077	$1,745,483
Investment in Unconsolidated Joint Ventures	10,934	11,150
Cash and Cash Equivalents	29,304	21,675
Escrow Deposits	18,812	16,941
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $92 and $39	11,601	9,363
Deferred Financing Costs, Net of Accumulated Amortization of $7,370 and $6,938	9,607	8,605
Due from Related Parties	6,456	6,580
Intangible Assets, Net of Accumulated Amortization of $3,828 and $3,514	13,513	7,316
Other Assets	31,734	28,426
Total Assets	$1,922,038	$1,855,539

Liabilities and Equity:
Line of Credit	$-	$-
Unsecured Term Loan	495,000	250,000
Unsecured Notes Payable	51,548	51,548
Mortgages Payable, including Net Unamortized Premium and Consolidation of Variable Interest Entity Debt of $52,923 and $54,132	543,559	617,375
Accounts Payable, Accrued Expenses and Other Liabilities	54,919	54,116
Dividends and Distributions Payable	17,026	17,909
Due to Related Parties	6,594	7,203
Total Liabilities	$1,168,646	$998,151

Equity:
Shareholders' Equity:
Preferred Shares: $0.01 Par Value, 29,000,000 Shares Authorized, 4,600,000 Series B and 3,000,000 Series C Shares Issued and Outstanding at September 30, 2015 and December 31, 2014, with Liquidation Preferences of $25 Per Share	$76	$76
Common Shares: Class A, $0.01 Par Value, 300,000,000 Shares Authorized, 46,338,046 and 49,708,771 Shares Issued and Outstanding at September 30, 2015 and December 31, 2014, respectively	463	497
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at September 30, 2015 and December 31, 2014	-	-
Accumulated Other Comprehensive Loss	(1,048)	(358)
Additional Paid-in Capital	1,124,995	1,194,547
Distributions in Excess of Net Income	(400,947)	(365,381)
Total Shareholders' Equity	723,539	829,381

Noncontrolling Interests:
Noncontrolling Interests - Common Units and LTIP Units	31,449	29,082
Noncontrolling Interests - Consolidated Variable Interest Entity	(1,596)	(1,075)
Total Noncontrolling Interests	29,853	28,007

Total Equity	753,392	857,388

Total Liabilities and Equity	$1,922,038	$1,855,539

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues:
Hotel Operating Revenues	$124,488	$112,927	$347,176	$304,331
Other Revenue	27	50	81	149
Total Revenues	124,515	112,977	347,257	304,480

Operating Expenses:
Hotel Operating Expenses	66,373	60,648	187,862	166,372
Insurance Recoveries	-	-	-	(4,602)
Hotel Ground Rent	768	710	2,223	1,715
Real Estate and Personal Property Taxes and Property Insurance	9,099	8,034	25,591	22,020
General and Administrative	3,385	4,075	9,961	10,154
Share Based Compensation	1,411	1,595	4,605	4,156
Acquisition and Terminated Transaction Costs	146	338	454	2,144
Depreciation and Amortization	18,814	18,565	55,395	52,365
Contingent Consideration Related to Hotel Acquisition	-	1,000	-	1,000
Total Operating Expenses	99,996	94,965	286,091	255,324

Operating Income	24,519	18,012	61,166	49,156

Interest Income	45	71	144	746
Interest Expense	(11,067)	(11,456)	(32,390)	(32,249)
Other Expense	(9)	(346)	(334)	(476)
Gain on Disposition of Hotel Properties	-	-	-	7,184
Gain on Hotel Acquisitions, Net	-	-	-	13,594
Development Loan Recovery	-	-	-	22,494
Loss on Debt Extinguishment	(324)	-	(546)	(644)
Income before Income from Unconsolidated Joint Venture Investments, Income Taxes and Discontinued Operations	13,164	6,281	28,040	59,805

Income from Unconsolidated Joint Venture Investments	608	607	860	606

Income before Income Taxes	13,772	6,888	28,900	60,411

Income Tax Benefit	631	699	740	806

Income from Continuing Operations	14,403	7,587	29,640	61,217

Discontinued Operations
Loss on Disposition of Discontinued Assets	-	-	-	(45)
Impairment of Discontinued Assets	-	-	-	(1,800)
Income from Discontinued Operations, Net of Income Taxes	-	-	-	288
Loss from Discontinued Operations	-	-	-	(1,557)

Net Income	14,403	7,587	29,640	59,660

(Income) Loss Allocated to Noncontrolling Interests	(244)	49	(206)	(1,100)
Preferred Distributions	(3,589)	(3,589)	(10,767)	(10,767)

Net Income Applicable to Common Shareholders	$10,570	$4,047	$18,667	$47,793

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Earnings per Share:
BASIC
Income from Continuing Operations Applicable to Common Shareholders	$0.22	$0.08	$0.38	$0.98
Loss from Discontinued Operations	0.00	0.00	0.00	(0.03)

Net Income Applicable to Common Shareholders	$0.22	$0.08	$0.38	$0.95

DILUTED
Income from Continuing Operations Applicable to Common Shareholders	$0.22	$0.08	$0.37	$0.97
Loss from Discontinued Operations	0.00	0.00	0.00	(0.03)

Net Income Applicable to Common Shareholders	$0.22	$0.08	$0.37	$0.94

Weighted Average Common Shares Outstanding:
Basic	47,417,452	49,649,379	48,502,387	49,817,680
Diluted	47,909,549	50,155,497	49,035,700	50,276,464

Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

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Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back preferred share extinguishment costs
•	adding back prior period tax assessment expenses
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Net income applicable to common shares	$10,570	$4,047	$18,667	$47,793
Income (loss) allocated to noncontrolling interest	244	(49)	206	1,100
Income from unconsolidated joint ventures	(608)	(607)	(860)	(606)
Gain on hotel acquisition	-	-	-	(13,594)
Development loan recovery	-	-	-	(22,494)
Gain on disposition of hotel properties	-	-	-	(7,139)
Loss from impairment of depreciable assets	-	-	-	1,800
Depreciation and amortization	18,814	18,565	55,395	52,365
Funds from consolidated hotel operations applicable to common shares and Partnership units	29,020	21,956	73,408	59,225

Income from unconsolidated joint venture investments	608	607	860	606
Depreciation and amortization of purchase price in excess of historical cost	119	132	360	427
Interest in depreciation and amortization of unconsolidated joint ventures	1,022	1,797	3,795	4,304
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1,749	2,536	5,015	5,337

Funds from Operations applicable to common shares and Partnership units	30,769	24,492	78,423	64,562

Add:
Non-cash share based compensation expense	1,411	1,595	4,605	4,156
Acquisition and terminated transaction costs	146	338	454	2,144
Contingent consideration	-	1,000	-	1,000
Amortization of deferred financing costs	619	709	1,996	2,064
Amortization of discounts and premiums	(390)	(258)	(900)	(698)
Deferred financing costs written off in debt extinguishment	324	-	546	644
Straight-line amortization of ground lease expense	136	122	380	285
Unconsolidated joint venture management company transition costs and state and local tax expense related to reassessment of prior period assessment	238	253	238	302

Adjusted Funds from Operations	$33,253	$28,251	$85,742	$74,459

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.67	$0.54	$1.68	$1.43

Diluted Weighted Average Common Shares and Partnership Units Outstanding	49,857,085	51,884,176	50,929,643	52,005,143

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the Company's operating performance.

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HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Net income applicable to common shareholders	$10,570	$4,047	$18,667	$47,793
Income (loss) allocated to noncontrolling interest	244	(49)	206	1,100
Income from unconsolidated joint ventures	(608)	(607)	(860)	(606)
Gain on hotel acquisition	-	-	-	(13,594)
Development loan recovery	-	-	-	(22,494)
Gain on disposition of hotel properties	-	-	-	(7,139)
Loss from impairment of assets	-	-	-	1,800
Non-operating interest income	(45)	(43)	(133)	(59)
Distributions to Preferred Shareholders	3,589	3,589	10,767	10,767
Interest expense from continuing operations	11,067	11,456	32,390	32,249
Interest expense from discontinued operations	-	-	-	354
Income tax benefit	(631)	(699)	(740)	(806)
Deferred financing costs written off in debt extinguishment	324	-	546	644
Depreciation and amortization from continuing operations	18,814	18,565	55,395	52,365
Acquisition and terminated transaction costs	146	338	454	2,144
Contingent consideration	-	1,000	-	1,000
Non-cash share based compensation expense	1,411	1,595	4,605	4,156
Straight-line amortization of ground lease expense	136	122	380	285
Unconsolidated joint venture management company transition costs and state and local tax expense related to reassessment of prior period assessment	238	253	238	302

Adjusted EBITDA from consolidated hotel operations	45,255	39,567	121,915	110,261

Income from unconsolidated joint venture investments	608	607	860	606
Add:
Depreciation and amortization of purchase price in excess of historical cost	119	132	360	427
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	2,539	3,362	8,223	9,049

Adjusted EBITDA from unconsolidated joint venture operations	3,266	4,101	9,443	10,082

Adjusted EBITDA	$48,521	$43,668	$131,358	$120,343

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 13

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Peter Majeski, Manager of Investor Relations & Finance

Phone:  215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 14